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                                                                      EXHIBIT 99
                             RIVERWOOD HOLDING, INC.
            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                     Coated        Container-
                                                      Board          board         Corporate       Total
                                                    ---------      ----------     ----------      --------
THIRD QUARTER 2000:
   Income (Loss) from Operations                    $  41,584       $  1,495       $ (5,536)      $ 37,543
   Add:  Depreciation and amortization                 32,041          3,979          1,898         37,918
             Dividends from equity investments             --             --            696            696
             Other non-cash charges (A)                 2,993            516            910          4,419
                                                    ---------       --------       --------       --------
EBITDA (B)                                          $  76,618       $  5,990       $ (2,032)      $ 80,576
                                                    =========       ========       ========       ========

THIRD QUARTER 1999:
   Income (Loss) from Operations                    $  36,977       $ (1,009)      $ (4,235)      $ 31,733
   Add:  Depreciation and amortization                 30,907          4,336          1,050         36,293
             Dividends from equity investments             --             --          1,873          1,873
             Other non-cash charges (A)                  (836)            98          1,436            698
                                                    ---------       --------       --------       --------
EBITDA (B)                                          $  67,048       $  3,425       $    124       $ 70,597
                                                    =========       ========       ========       ========

FIRST NINE MONTHS 2000:
   Income (Loss) from Operations                    $ 118,923       $  3,374       $(17,309)      $104,988
   Add:  Depreciation and amortization                 94,997         12,455          5,593        113,045
             Dividends from equity investments             --             --          2,798          2,798
             Other non-cash charges (A)                 4,474            726          3,506          8,706
                                                    ---------       --------       --------       --------
EBITDA (B)                                          $ 218,394       $ 16,555       $ (5,412)      $229,537
                                                    =========       ========       ========       ========

FIRST NINE MONTHS 1999:
   Income (Loss) from Operations                    $ 110,283       $(12,343)      $(12,082)      $ 85,858
   Add:  Depreciation and amortization                 92,014         12,718          2,240        106,972
             Dividends from equity investments             --             --          2,758          2,758
             Other non-cash charges (A)                    16            304          3,893          4,213
                                                    ---------       --------       --------       --------
EBITDA (B)                                          $ 202,313       $    679       $ (3,191)      $199,801
                                                    =========       ========       ========       ========

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation.


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